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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Summary Financial Data" in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-104549) and related Prospectus of Georgia-Pacific Corporation for the registration of $700,000,000 aggregate principal amount of Georgia-Pacific Corporation's 8.875% Senior Notes due 2010 and $800,000,000 aggregate principal amount of Georgia-Pacific Corporation's 9.375% Senior Notes due 2013 and to the incorporation by reference therein of our report dated January 31, 2003, except for Note 7, as to which the date is March 28, 2003, with respect to the consolidated financial statements and schedule of Georgia-Pacific Corporation included in its Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP


Atlanta, Georgia
July 24, 2003